SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CONCUR TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CONCUR TECHNOLOGIES, INC.

601 108th Avenue, NE, Suite 1000

Bellevue, Washington 98004

SUPPLEMENT TO PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 19, 2014

This is a supplement to the definitive proxy statement dated October 14, 2014 and supplemented on November 10, 2014 (“Proxy Statement”) of Concur Technologies, Inc., a Delaware corporation (“Concur” or “we,” “us,” or “our”), that was mailed to you in connection with the solicitation of proxies for use at the special meeting of stockholders to be held at the offices of Fenwick & West LLP, 1191 Second Avenue, 10th Floor, Seattle, Washington 98101, at 11:00 a.m., local time, on November 19, 2014, to consider and vote upon the following proposals:

1.	To adopt the Agreement and Plan of Merger, dated as of September 18, 2014, by and among SAP America, Inc., a Delaware corporation (“SAP”), Congress Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of SAP, and Concur, as such agreement may be amended from time to time (“Merger Agreement”);

2.	To approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Concur’s executive officers that is based on or otherwise relates to the merger, including the agreements and understandings with Concur pursuant to which such compensation may be paid or become payable, which we refer to as the “compensation proposal”; and

3.	To approve the adjournment of the special meeting to a later date, if the chairman of the special meeting determines that it is necessary or appropriate and is permitted by the Merger Agreement, to solicit additional proxies if there is not a quorum present or there are not sufficient votes in favor of the adoption of the Merger Agreement at the time of the special meeting, which we refer to as the “adjournment proposal.”

Our board of directors (“Board”) previously established October 8, 2014 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and will be entitled to vote at, the special meeting, including any adjournments or postponements of the special meeting.

The Board considered a number of factors in evaluating the terms of the Merger Agreement. Based on its review, our Board unanimously determined that the terms and conditions of the merger and the Merger Agreement are advisable and fair to and in the best interests of Concur and our stockholders. Accordingly, our Board has unanimously approved the Merger Agreement, the merger and the other transactions contemplated by the Merger Agreement, and unanimously recommends that you vote “FOR” the adoption of the Merger Agreement. No action in connection with this supplement to the Proxy Statement is required by any stockholder who previously delivered a proxy and who does not wish to revoke or change that proxy. Information about voting or revoking a proxy appears on pages 14-15 of the Proxy Statement.

Additional Disclosures

Concur is providing disclosures in addition to those contained in the Proxy Statement. The information below should be read in conjunction with the Proxy Statement, which we urge you to read in its entirety. These additional disclosures (page references are to the Proxy Statement) are as follows:

Notice of Special Meeting of Stockholders and Proxy Statement

In the Notice of Special Meeting of Stockholders and Proxy Statement, the penultimate paragraph is hereby revised by replacing the phrase “on the adjournment proposal at the special meeting” with “to conduct the business at the special meeting”.

Questions and Answers about the Special Meeting and the Merger—The Merger

On page Q-1, the answer to the question “What will happen to my Concur common stock as a result of the merger?” is hereby amended by adding, immediately following the phrase “who have properly demanded their appraisal rights under Delaware law”, the phrase “and who do not subsequently lose such rights”.

Questions and Answers about the Special Meeting and the Merger—The Special Meeting

On page Q-4, the answer to the question “How do I vote if I am a stockholder of record?” is hereby amended by replacing “If you are voting” with “If you are submitting a proxy” in the first sentence following the bullets, and replacing “Voting via the Internet” with “Submitting a proxy via the Internet” in the second sentence following the bullets.

On page Q-5, the answer to the question “What is the deadline for voting my shares?” is hereby amended by replacing the first sentence in its entirety with the following: “If you are a stockholder of record, your proxy must be received prior to 11:00 a.m. Seattle, Washington time on November 19, 2014 in order for your shares to be voted at the special meeting.”

Summary—Appraisal Rights

On page 10, the first paragraph appearing under the sub-header “Appraisal Rights (page 37)” is hereby replaced in its entirety with the following: “Holders of shares of our common stock outstanding immediately prior to the effective time of the Merger who have not voted in favor of adopting the Merger Agreement may elect to pursue their appraisal rights to receive the judicially determined fair value of their shares, which could be more or less than, or the same as, the per share merger consideration for the common stock, but only if they have properly demanded appraisal for such shares in accordance with, and complied in all respects with, Section 262 of the DGCL. For a more detailed discussion of appraisal rights and the requirement for properly perfecting such rights, see “The Merger—Appraisal Rights” beginning on page 37 of this proxy statement and Annex E to this proxy statement. An executed proxy that is not marked “AGAINST” or “ABSTAIN” will, unless revoked, be voted “FOR” the adoption of the Merger Agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.”

The Merger—Appraisal Rights

On page 37, the first sentence of the final paragraph is revised by replacing the text at clause (iii) with the following: “(iii) follow the procedures set forth in Section 262 of the DGCL and”.

On page 38, the last sentence in the carryover paragraph is hereby amended by replacing the phrase “in order to properly demand their rights” with the phrase “in order to properly perfect their appraisal rights.”

On page 38, the first full paragraph is amended by deleting from the second sentence the words “as of October 8, 2014, the record date for the special meeting, as to which appraisal rights are asserted” and by replacing the word “demand” with the word “perfect” in the final sentence.

On page 38, the third full paragraph is hereby amended by inserting, immediately following the phrase “Section 262 of the DGCL requires that stockholders”, the phrase “as of the record date, October 8, 2014”.

On page 39, the second paragraph is hereby deleted in its entirety.

On page 39, the third paragraph is hereby amended by deleting from the first sentence the phrase “Except as otherwise permitted by Section 262(e) of the DGCL,”.

On page 39, the last paragraph is amended by adding the word “such” before “stockholders” at the end of the first sentence.

On page 40, the first paragraph is hereby amended by adding the following phrase to the end of the first sentence: “by delivering to the surviving corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger”.

On page 41, the third paragraph is hereby amended to read as follows: “IN VIEW OF THE COMPLEXITY OF SECTION 262, ANY CONCUR STOCKHOLDER WHO WISHES TO PURSUE APPRAISAL RIGHTS SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISORS.”